Press Release

HOLD FOR CALL

DARWIN PROFESSIONAL UNDERWRITERS, INC. REPORTS
RECORD NET INCOME OF $7.8 MILLION FOR THE SECOND QUARTER

Net income increases 130% and net premiums written increase 35%
over the comparable year-earlier quarterly results.

AUGUST 7, 2007 (Farmington, Connecticut)—Darwin Professional Underwriters, Inc. (“Darwin,” the “Company,” or “Our”) (NYSE: DR) today announced its financial results for the second quarter ended June 30, 2007. Highlights include:

•	Gross premiums written for the second quarter are $65.9 million. Second quarter gross premiums written are 13.5% ahead of our gross premiums for the same period a year ago. Net premiums written for the quarter of $49.0 million are up 34.6% over the second quarter of 2006.

•	Net income of $7.8 million for the quarter ended June 30, 2007 represent a 129.6% increase over the $3.4 million for the quarter ended June 30, 2006.

•	Overall, the combined ratio is 82.7% for the second quarter 2007, which compares favorably to the second quarter 2006 combined ratio of 96.3%. The combined ratio improvement is primarily driven by a decrease in the loss ratio (13.6% improvement to 54.5%). The second quarter combined ratio improvement includes approximately $4.3 million ($2.8 million, net of tax) in favorable loss reserve development and the corresponding ceded premiums, offset by additional incentive compensation and profit sharing expenses stemming from the favorable development of the 2003 through 2006 accident years.

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•	Earnings per diluted share for the three months ended June 30, 2007 are $0.45 compared to $0.10 per share for the same period in 2006.

•	Annualized return on average equity is 11.7% for the six months ended June 30, 2007 compared to 7.7% for all of 2006. Shareholders’ equity grew $9.6 million during the first six months of 2007, to $227.4 million at June 30, 2007 from $217.9 million at December 31, 2006. Book value per share grew 4.5% to $13.36 at June 30, 2007 from $12.78 at December 31, 2006.

Stephen Sills, Darwin’s president and chief executive officer, commented, “We had an excellent quarter, and are very pleased with our book of business. This quarter’s net income of $7.8 million represents our best operating result in our four-plus year history. Our loss emergence remains favorable and we were able to grow our book by writing new business as well as retaining our best accounts in the face of stiffening competition. Darwin recorded a strong increase in gross premiums written over the second quarter of 2006 of 13.5% and demonstrated our continued commitment to underwriting profitability with a second quarter combined ratio of 82.7 percent. With significant expertise across all of our lines, we believe we’re well positioned to take advantage of the continued opportunities we see in specialty insurance.”

Darwin executives will hold a conference call to discuss this press release tomorrow morning, August 8, 2007, at 10:00 a.m. Eastern time. The live webcast of Darwin’s earnings conference call, as well as our financial supplement, can be accessed through Darwin’s website at http://investor.darwinpro.com. Analysts and investors interested in participating in the live conference call may dial in to 866-510-0707 (International callers may dial 617-597-5376) and enter passcode 53204705.

The webcast version of the conference call will be archived on Darwin’s website following the date of the event. A telephonic replay of the earnings conference call will be available shortly after the conclusion of the call on August 8, 2007. To access the telephonic replay, domestic callers may dial 888-286-8010 (International callers may dial 617-801-6888) and enter passcode 47368177. The telephonic replay will be available until August 14, 2007.

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Important Information
Certain matters discussed in this release are forward-looking statements. Such statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include the accuracy of assumptions underlying the Company’s outlook and other risks described in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s Annual Report on Form 10-K for 2006 and Form 10-Q for second quarter 2007. These forward-looking statements represent the Company’s judgment as of the date of this release. The Company disclaims any intent or obligation to update these forward-looking statements.

About Darwin Professional Underwriters, Inc.
Darwin is a specialty insurance group based in Farmington, Connecticut. The Company is focused on the specialty liability insurance market and underwrites D&O liability insurance for public and private companies, E&O liability insurance, medical malpractice liability insurance, and other specialty coverages. Darwin member companies include Darwin Professional Underwriters, Inc., Darwin National Assurance Company (“DNA”), and Darwin Select Insurance Company (“Darwin Select”). DNA and Darwin Select have earned a financial strength rating of “A- (Excellent)” from A.M. Best Company. Darwin is traded on the New York Stock Exchange under the ticker symbol, “DR.” For more information about Darwin, visit www.darwinpro.com.

Additional information concerning Darwin, its finances, and business operations can be found in the Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 which will be filed with the SEC and at www.darwinpro.com.

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Darwin Professional Underwriters, Inc. and Subsidiaries
Selected Consolidated Statements of Operations Data
Three and Six Months Ended June 30, 2007 and June 30, 2006
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,___________		June 30, _______
	2007	2006	2007	2006
Gross premiums written	$65,882	$58,064	$140,160	$117,948
Net premiums written	$49,032	$36,420	$97,974	$73,208
Revenues:
Net premiums earned	$46,378	$31,954	$86,375	$59,258
Net investment income	5,441	3,763	10,680	7,123
Net realized investment gains (losses)	17	(3)	17	(13)

Total revenues	51,836	35,714	97,072	66,368

Costs and expenses:
Losses and loss adjustment expenses	25,253	21,767	50,723	41,031
Commissions and brokerage expenses	6,329	3,356	11,509	5,988
Other underwriting, acquisition and operating expenses	6,760	5,633	13,245	10,112
Other expenses	2,237	119	2,814	278

Total costs and expenses	40,579	30,875	78,291	57,409

Earnings before income taxes	11,257	4,839	18,781	8,959

Income tax expense	3,505	1,462	5,809	2,794

Net earnings	$7,752	$3,377	$12,972	$6,165

Basic earnings per share:
Net earnings per share	$0.48	$0.13	$0.80	$1.04

Weighted average shares outstanding	16,133,472	7,094,352	16,130,177	3,547,176

Diluted earnings per share:
Net earnings per share	$0.45	$0.10	$0.76	$0.37

Weighted average shares outstanding	17,064,606	8,719,928	17,076,716	16,535,583

Combined ratio:
Loss ratio	54.5%	68.1%	58.7%	69.2%
Expense ratio	28.2%	28.2%	28.7%	27.2%

Combined ratio	82.7%	96.3%	87.4%	96.4%

Darwin Professional Underwriters, Inc. and Subsidiaries
Selected Consolidated Balance Sheets Data
June 30, 2007 and December 31, 2006
(Unaudited)
(Dollars in thousands, except per share amounts)
	June 30,	December 31,
	2007	2006
ASSETS:
Available for sale securities, at fair value:
Fixed maturity securities (amortized cost: 2007, $423,053; 2006, $328,201)	$418,581	$329,846
Short-term investments, at cost which approximates fair value	50,722	69,537

Total investments	469,303	399,383

Cash	5,878	26,873
Premiums receivable (net of allowance for doubtful accounts of $75 as of June 30, 2007 and December 31, 2006)	29,841	31,094
Reinsurance recoverable on paid and unpaid losses	117,270	96,371
Ceded unearned reinsurance premiums	45,269	44,742
Deferred insurance acquisition costs	13,123	12,724
Property and equipment at cost, less accumulated depreciation	2,003	1,895
Intangible assets	7,306	7,306
Net deferred income tax asset	14,749	8,720
Other assets	10,562	6,156

Total assets	$715,304	$635,264

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Loss and loss adjustment expense reserves	$322,334	$263,549
Unearned premium reserves	135,922	123,796
Reinsurance payable	17,005	21,385
Current income taxes payable	2,764	865
Accrued expenses and other liabilities	9,847	7,819

Total liabilities	487,872	417,414
Stockholders’ equity:
Common stock; $0.01 par value; authorized 50,000,000 shares; issued and outstanding 17,021,352 shares at June 30, 2007 and 17,047,222 shares at December 31, 2006	170	170
Additional paid-in capital	203,562	203,095
Retained earnings	26,520	13,548
Accumulated other comprehensive income	(2,820)	1,037

Total stockholders’ equity	227,432	217,850

Total liabilities and stockholders’ equity	$715,304	$635,264

	June 30,	December 31,
	2007	2006
Book value per common share:

Book value per common share.............	$13.36	$12.78

Tangible book value per common share............	$12.93	$12.35

Net income return on average equity[1]	11.7%	7.7%

(1) Return on average equity for second quarter 2007 is annualized.

CONTACTS:

Analyst and investor inquiries: Jack Sennott
+1-860-284-1918
or jsennott@darwinpro.com

Press and media inquiries: Drake Manning
+1-860-284-1500
or dmanning@darwinpro.com

Both of Darwin Professional Underwriters, Inc.

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